SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the registrant  |X|
    Filed by a party other than the registrant  | |

    Check the appropriate box:

    | | Preliminary proxy statement
    | | Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
    |X| Definitive proxy statement
    | | Definitive additional materials
    | | Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                              PUBLIC STORAGE, INC.
                              --------------------
                (Name of Registrant as Specified in Its Charter)

                 ______________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

    |X| No fee required.

    | | Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:
            ___________________________________

        (2) Aggregate number of securities to which transaction applies:
            ___________________________________

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.
            ___________________________________

        (4) Proposed maximum aggregate value of transaction:
            ___________________________________

        (5) Total fee paid:
            ___________________________________

    | | Fee paid previously with preliminary materials.

    | | Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount previously paid:
            ___________________________________

        (2) Form, schedule or registration statement no.:
            ___________________________________

        (3) Filing party:
            ___________________________________

        (4) Date filed:
            ___________________________________

                              PUBLIC STORAGE, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   MAY 6, 1999


        The Annual Meeting of Shareholders of Public Storage, Inc., a California corporation (the Company"), will be held at the Red Lion Hotel, 100 West Glenoaks Boulevard, Glendale, California, on May 6, 1999, at the hour of 1:00 p.m. Los Angeles time, for the following purposes:

        1. To consider and vote on an amendment to the Company's bylaws to change the authorized number of directors from a range of five to nine to a range of eight to fifteen, with the exact number of directors to be initially fixed at ten.

        2. To elect ten directors for the ensuing year.

        3. To consider and act upon such other matters as may properly come before the meeting or any adjournment of the meeting.

        The election of the director nominees is conditioned on the approval of the bylaw amendment increasing the authorized number of directors.

        The Board of Directors has determined that only holders of record of Common Stock at the close of business on March 15, 1999 will be entitled to receive notice of, and to vote at, the meeting or any adjournment of the meeting.

        Please mark your vote on the enclosed Proxy, then date, sign and promptly mail the Proxy in the stamped return envelope included with these materials.

        You are cordially invited to attend the meeting in person. If you do attend and you have already signed and returned the Proxy, the powers of the proxy holders named in the Proxy will be suspended if you desire to vote in person. Therefore, whether or not you presently intend to attend the meeting in person, you are urged to mark your vote on the Proxy, date, sign and return it.


                                       By Order of the Board of Directors


                                             SARAH HASS, Secretary



Glendale, California
March 30, 1999

                              PUBLIC STORAGE, INC.

                               701 Western Avenue
                         Glendale, California 91201-2397

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                   May 6, 1999

                                     GENERAL


        This Proxy Statement (first mailed to shareholders on or about April 8, 1999) is furnished in connection with the solicitation by the Board of Directors of Public Storage, Inc. (the "Company") of proxies, including the enclosed Proxy, for use at the Company's Annual Meeting of Shareholders to be held at the Red Lion Hotel, 100 West Glenoaks Boulevard, Glendale, California at 1:00 p.m. Los Angeles time on May 6, 1999 or at any adjournment of the meeting. The purposes of the meeting are: (1) to consider and vote on an amendment to the Company's bylaws to change the authorized number of directors from a range of five to nine to a range of eight to fifteen, with the exact number of directors to be initially fixed at ten; (2) to elect ten directors of the Company; and (3) to consider such other business as may properly be brought before the meeting or any adjournment of the meeting. The election of the director nominees is conditioned on the approval of the bylaw amendment increasing the authorized number of directors.


        Shares of Common Stock represented by a Proxy in the accompanying form, if the Proxy is properly executed and is received by the Company before the voting, will be voted in the manner specified on the Proxy. If no specification is made with respect to the bylaw amendment or the election of directors, the shares will be voted FOR the bylaw amendment and FOR the election as directors of the nominees named hereinafter. The persons designated as proxies reserve full discretion to cast votes for other persons if any of the nominees become unavailable to serve. A Proxy is revocable by delivering a subsequently signed and dated Proxy or other written notice to the Secretary of the Company at any time before its exercise. A Proxy may also be revoked if the person executing the Proxy is present at the meeting and chooses to vote in person.

                                QUORUM AND VOTING

        The presence at the meeting in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum for the transaction of business.


        Only holders of record of Common Stock at the close of business on March 15, 1999 (the "Record Date") will be entitled to vote at the meeting, or at any adjournment of the meeting. On the Record Date, the Company had 128,780,769 shares of Common Stock issued and outstanding.


        Each holder of Common Stock on the Record Date is entitled to one vote on the bylaw amendment for each share registered in his name. With respect to the election of directors, each holder of Common Stock on the Record Date is entitled to cast as many votes as there are directors to be elected multiplied by the number of shares registered in his name on the Record Date. The holder may cumulate his votes for directors by casting all of his votes for one candidate or by distributing his votes among as many candidates as he chooses. The ten candidates who receive the most votes will be elected directors of the Company. In voting upon any other proposal that might properly come before the meeting, each holder of Common Stock is entitled to one vote for each share registered in his name.

                                 PROPOSAL NO. 1

                             AMENDMENT TO THE BYLAWS

        The Company is proposing an amendment to its bylaws to change the authorized number of directors from a range of five to nine to a range of eight to fifteen, with the exact number of directors to be initially fixed at ten.

        The Company's bylaws currently provide for a board of directors of a variable size ranging from a total of five directors to a total of nine directors, with the exact number of directors set at nine until changed, within the range specified above, by an amendment adopted by the Board of Directors or by the shareholders. Under the Company's bylaws and California law, the range for the permissible number of directors may be changed only by an amendment adopted by the Company's shareholders. The Company is proposing an amendment to its bylaws to provide for a board of directors ranging in size from eight to fifteen directors, with the exact number of directors to be initially set at ten (until changed, within the specified range, by an amendment adopted by the Board of Directors or by the shareholders). The proposed amendment would authorize the election of ten directors of the Company as set forth under "Proposal No. 2 - Election of Directors" and would also provide the Board of Directors with the flexibility to add additional qualified individuals to the Board of Directors. Any such additional directors may be either independent directors or employees of the Company. However, a majority of the Company's directors will continue to be independent directors.

        Exhibit A contains a complete text of the proposed amendment to the Company's bylaws.

        The affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock is required to approve the amendment to the Company's bylaws. For these purposes, an abstention or broker non-vote will have the effect of a vote against the proposal. The officers and directors of the Company intend to vote their shares in favor of the amendment.

        The Board of Directors recommends that you vote FOR this amendment.

                                 PROPOSAL NO. 2

                              ELECTION OF DIRECTORS

        Ten directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting of Shareholders, to hold office until the next annual meeting and until their successors are elected and qualified. Approval of the election of the director nominees is conditioned on approval of the bylaw amendment increasing the authorized number of directors. When the accompanying Proxy is properly executed and returned to the Company before the voting, the persons named in the Proxy will vote the shares represented by the Proxy as indicated on the Proxy. If any nominee below becomes unavailable for any reason or if any vacancy on the Company's Board of Directors occurs before the election, the shares represented by any Proxy voting for that nominee will be voted for the person, if any, designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. However, the Board of Directors has no reason to believe that any nominee will be unavailable or that any vacancy on the Board of Directors will occur. The following persons are nominees for director:

                Name                         Age            Director Since
                ----                         ---            --------------
         B. Wayne Hughes                     65                  1980
         Harvey Lenkin                       62                  1991
         Marvin M. Lotz                      56                   --
         B. Wayne Hughes, Jr.                39                  1998
         Robert J. Abernethy                 59                  1980
         Dann V. Angeloff                    63                  1980
         William C. Baker                    65                  1991
         Thomas J. Barrack, Jr.              51                  1998
         Uri P. Harkham                      50                  1993
         Daniel C. Staton                    46                  1999


        B. Wayne Hughes has been a director of the Company since its organization in 1980 and was President and Co-Chief Executive Officer from 1980 until November 1991 when he became Chairman of Board and sole Chief Executive Officer. Mr. Hughes was Chairman of the Board and Chief Executive Officer from 1990 until March 16, 1998 of Public Storage Properties XI, Inc., which was renamed PS Business Parks, Inc. ("PSBP"), an affiliated REIT. From 1989-90 until the respective dates of merger, he was Chairman of the Board and Chief Executive Officer of 18 affiliated REITs that were merged into the Company between September 1994 and May 1998 (collectively, the "Merged Public Storage REITs"). Mr. Hughes has been active in the real estate investment field for over 30 years. He is the father of B. Wayne Hughes, Jr.

        Harvey Lenkin became President and a director of the Company in November 1991. Mr. Lenkin has been employed by the Company for 21 years. He has been a director of PSBP since March 16, 1998 and was President of PSBP (formerly Public Storage Properties XI, Inc.) from 1990 until March 16, 1998. Mr. Lenkin was President of the Merged Public Storage REITs from 1989-90 until the respective dates of merger and was also a director of one of those REITs, Storage Properties, Inc. ("SPI"), from 1989 until June 1996. He is a member of the Board of Governors of the National Association of Real Estate Investment Trusts, Inc. (NAREIT).


        Marvin M. Lotz became a Senior Vice President of the Company in November 1995. Mr. Lotz has had overall responsibility for the Company's mini-warehouse operations since 1988 and had overall responsibility for the Company's property acquisitions from 1983 until 1988.


        B. Wayne Hughes, Jr. became a director of the Company in January 1998. He has been employed by the Company since 1989 and has been Vice President - Acquisitions of the Company since 1992. Mr. Hughes, Jr. is involved in the coordination and direction of the Company's acquisition and development activities. He is the son of B. Wayne Hughes.

        Robert J. Abernethy, Chairman of the Audit Committee, has been President of American Standard Development Company and of Self-Storage Management Company, which develop and operate mini-warehouses, since 1976 and 1977, respectively. Mr. Abernethy has been a director of the Company since its organization. He is a member of the board of trustees of Johns Hopkins University and a director of Marathon National Bank. Mr. Abernethy is a former member of the board of directors of the Los Angeles County Metropolitan Transportation Authority and the Metropolitan Water District of Southern California and a former Planning Commissioner and Telecommunications Commissioner and former Vice-Chairman of the Economic Development Commission of the City of Los Angeles.

        Dann V. Angeloff has been President of the Angeloff Company, a corporate financial advisory firm, since 1976. The Angeloff Company has rendered, and is expected to continue to render, financial advisory and securities brokerage services for the Company. Mr. Angeloff is the general partner of a limited partnership that owns a mini-warehouse operated by the Company and which secures a note owned by the Company. Mr. Angeloff has been a director of the Company since its organization. He is a director of Balboa Capital Corporation, Compensation Resource Group, Nicholas/Applegate Growth Equity Fund, Nicholas/Applegate Mutual Funds, ReadyPac Produce, Inc., Royce Medical Company, SupraLife International and WorldxChange Communications, Inc. He was a director of SPI from 1989 until June 1996.

        William C. Baker, a member of the Audit Committee, became a director of the Company in November 1991. Since January 1999, Mr. Baker has been President and Chief Executive Officer of Los Angeles Turf Club, Incorporated, which operates the Santa Anita Racetrack and is a wholly-owned subsidiary of Magna International Inc. Since August 1998, he has been President of Meditrust Operating Company, a paired share real estate investment trust. From November 1997 until December 1998, he was Chairman of the Board and Chief Executive Officer of The Santa Anita Companies, Inc., a wholly-owned subsidiary of Meditrust Operating Company which then operated the Santa Anita Racetrack. From August 1996 until November 1997, Mr. Baker was Chairman of the Board and Chief Executive Officer of Santa Anita Operating Company and Chairman of the Board of Santa Anita Realty Enterprises, Inc., the companies which were merged with Meditrust in November 1997. From April 1993 through May 1995, he was President of Red Robin International, Inc., an operator and franchisor of casual dining restaurants in the United States and Canada. From January 1992 through December 1995, Mr. Baker was Chairman and Chief Executive Officer of Carolina Restaurant Enterprises, Inc., a franchisee of Red Robin International, Inc. Since 1991, he has been Chairman of the Board of Coast Newport Properties, a real estate brokerage company. From 1976 to 1988, Mr. Baker was a principal shareholder and Chairman and Chief Executive Officer of Del Taco, Inc., an operator and franchisor of fast food restaurants in California. He is a director of Callaway Golf Company and Meditrust Operating Company.

        Thomas J. Barrack, Jr. became a director of the Company in February 1998. Mr. Barrack has been the Chairman and Chief Executive Officer of Colony Capital, Inc. since September 1991. Colony Capital, Inc. is one of the largest real estate investors in America, having acquired properties in the U.S., Europe and Asia. Prior to founding Colony Capital, Inc., from 1987 to 1991, Mr. Barrack was a principal with the Robert M. Bass Group, Inc., the principal investment vehicle for Robert M. Bass of Fort Worth, Texas. From 1985 to 1987, Mr. Barrack was President of Oxford Ventures, Inc., a Canadian-based real estate development company. From 1984 to 1985 he was Senior Vice President at E.F. Hutton Corporate Finance in New York. Mr. Barrack was appointed by President Ronald Reagan as Deputy Under Secretary at the U.S. Department of the Interior from 1982 to 1983. Mr. Barrack currently is a director of Continental Airlines, Inc., Harvey's Acquisition Corp. and Kennedy-Wilson, Inc.

        Uri P. Harkham became a director of the Company in March 1993. Mr. Harkham has been the President and Chief Executive Officer of the Jonathan Martin Fashion Group, which specializes in designing, manufacturing and marketing women's clothing, since its organization in 1976. Since 1978, Mr. Harkham has been the Chairman of the Board of Harkham Properties, a real estate firm specializing in buying and managing fashion warehouses in Los Angeles.


        Daniel C. Staton became a director of the Company on March 12, 1999 in connection with the merger of Storage Trust Realty, a real estate investment trust, with the Company. Mr. Staton was Chairman of the Board of Trustees of Storage Trust Realty from February 1998 until March 12, 1999 and a Trustee of Storage Trust Realty from November 1994 until March 12, 1999. He is President of

Walnut Capital Partners, an investment and venture capital company. Mr. Staton was the Chief Operating Officer and Executive Vice President of Duke Realty Investments, Inc. from 1993 to 1997. He has been a director of Duke Realty
Investments, Inc. since 1993. From 1981 to 1993, Mr. Staton was a principal owner of Duke Associates, the predecessor of Duke Realty Investments, Inc. Prior to joining Duke Associates in 1981, he was a partner and general manager of his own moving company, Gateway Van & Storage, Inc. in St. Louis, Missouri. From 1986 to 1988, Mr. Staton served as president of the Greater Cincinnati Chapter of the National Association of Industrial and Office Parks.


Directors and Committee Meetings
--------------------------------

        The Board of Directors held ten meetings and the Audit Committee held four meetings during 1998. Each of the directors, except for B. Wayne Hughes and Thomas J. Barrack, Jr., attended at least 75% of the meetings held by the Board of Directors or, if a member of a committee of the Board of Directors, held by both the Board of Directors and all committees of the Board of Directors on which he served, during 1998 (during the period that he served). The primary functions of the Audit Committee are to meet with the Company's outside auditors, to conduct a pre-audit review of the audit engagement, to conduct a post-audit review of the results of the audit, to monitor the adequacy of internal financial controls of the Company, to review the independence of the outside auditors, to make recommendations to the Board of Directors regarding the appointment and retention of auditors and to administer the Company's stock option and incentive plans. The Company does not have a compensation or a nominating committee. The Company has stock option and incentive plans, which are administered by the Audit Committee.


Security Ownership of Certain Beneficial Owners
-----------------------------------------------

        The following table sets forth information as of the dates indicated with respect to persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock:


                                                                             Shares of Common Stock
                                                                             Beneficially Owned
                                                                             ------------------------------
                                                                               Number              Percent
Name and Address                                                               of Shares           of Class
----------------                                                               ---------           --------
B. Wayne Hughes, B. Wayne Hughes, Jr., Tamara Hughes Gustavson, PS             38,071,191           29.6%
  Orangeco, Inc., a California corporation ("PSOI")
701 Western Avenue,
Glendale, California  91201-2397,
PS Insurance Company, Ltd., a
  Bermuda corporation ("PSIC")
41 Cedar Avenue
Hamilton, Bermuda (1)

FMR Corp.                                                                      11,931,345            9.3%
82 Devonshire Street
Boston, Massachusetts 02109 (2)


----------------


(1) This information is as of March 15, 1999. The reporting persons listed above (the "Reporting Persons") have filed a joint Schedule 13D, amended as of June 24, 1997. The common stock of PSOI (representing approximately 5% of the equity) is owned one-third each by B. Wayne Hughes, Tamara Hughes Gustavson (an adult daughter of B. Wayne Hughes) and B. Wayne Hughes, Jr. (an adult son of B. Wayne Hughes), and the non-voting preferred stock of PSOI (representing approximately 95% of the equity) is owned by the Company. The stock of PSIC is owned approximately 45% by B. Wayne Hughes, 47% by Tamara Hughes Gustavson and 8% by B. Wayne Hughes, Jr. Each of the Reporting Persons disclaims the existence of a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of

      1934. B. Wayne Hughes has voting and dispositive power with respect to the 30,777 shares owned by PSOI, and B. Wayne Hughes and Tamara Hughes Gustavson share voting and dispositive power with respect to the 301,032 shares owned by PSIC. B. Wayne Hughes disclaims beneficial ownership of the shares owned by B. Wayne Hughes, Jr. and Tamara Hughes Gustavson (Tamara Hughes Gustavson beneficially owns an aggregate of 16,741,256 shares (exclusive of the shares owned by PSIC) or approximately 13.0% of the shares of Common Stock outstanding as of March 15, 1999). Each of the other Reporting Persons disclaims beneficial ownership of the shares owned by any other Reporting Person.


      The above table does not include 7,000,000 shares of the Company's Class B Common Stock which are owned by B. Wayne Hughes, Jr. and Tamara Hughes Gustavson. The Class B Common Stock is convertible into Common Stock on a share-for-share basis upon satisfaction of certain conditions, but in no event earlier than January 1, 2003.


(2) This information is as of December 31, 1998 and is based on a Schedule 13G (Amendment No. 5) filed by FMR Corp. (except that the percent shown in the table is based on the shares of Common Stock outstanding at March 15,
      1999). As of December 31, 1998, FMR Corp. beneficially owned 11,931,345 shares of Common Stock. This number includes 10,404,890 shares beneficially owned by Fidelity Management & Research Company, as a result of its serving as investment adviser to several investment companies registered under Section 8 of the Investment Company Act of 1940, and 1,526,455 shares beneficially owned by Fidelity Management Trust Company, as a result of its serving as investment manager of various institutional accounts. FMR Corp. has sole voting power with respect to 1,455,855 shares and sole dispositive power with respect to 11,931,345 shares.


Security Ownership of Management
--------------------------------


        The following table sets forth information as of March 15, 1999 concerning the beneficial ownership of Common Stock of each director of the Company, each nominee for director of the Company, the Company's Chief Executive Officer, the four most highly compensated persons who were executive officers of the Company on December 31, 1998 and all directors and executive officers as a group:


                                                                  Shares of Common Stock:
                                                                  Beneficially Owned(1)
                                                                  Shares Subject to Options(2)
                                                                  --------------------------------------------
       Name                                                        Number of Shares                    Percent
       ----                                                        ----------------                    -------

B. Wayne Hughes                                                    20,286,032(1)(3)                     15.8%

Harvey Lenkin                                                         600,125(1)(4)                      0.5%
                                                                      105,000(2)                           *
                                                                      -------                            ----
                                                                      705,125                            0.5%

Marvin M. Lotz                                                         70,939(1)(5)                        *
                                                                      152,500(2)                         0.1%
                                                                      -------                            ----
                                                                      223,439                            0.2%

B. Wayne Hughes, Jr.                                                1,043,903(1)(6)                      0.8%

Robert J. Abernethy                                                    63,145(1)                           *
                                                                       10,833(2)                           *
                                                                       ------                             --
                                                                       73,978                              *

Dann V. Angeloff                                                       81,500(1)(7)                        *
                                                                        7,499(2)                           *
                                                                       ------                             --
                                                                       88,999                              *

William C. Baker                                                       14,000(1)                           *
                                                                        7,499(2)                           *
                                                                       ------                             --
                                                                       21,499                              *

Thomas J. Barrack, Jr.                                              2,619,893(1)(8)                      2.0%
                                                                        5,000(2)                           *
                                                                    ---------                            ----
                                                                    2,624,893                            2.0%

Uri P. Harkham                                                        406,170(1)(9)                      0.3%
                                                                        2,500(2)                           *
                                                                      -------                            ----
                                                                      408,670                            0.3%

Daniel C. Staton                                                      1,458(1)                             *
                                                                      7,740(2)                             *
                                                                      -----                               --
                                                                      9,198                                *

Carl B. Phelps                                                        8,282(1)(10)                         *
                                                                     25,000(2)                             *
                                                                     ------                               --
                                                                     33,282                                *

David Goldberg                                                       96,214(1)(11)                         *
                                                                    139,167(2)                           0.1%
                                                                    -------                              ----
                                                                    235,381                              0.2%

All Directors and Executive Officers as a Group                  25,423,391(1)(3)(4)(5)(6)(7)
(17 persons)                                                               (8)(9)(10)(11)(12)           19.7%
                                                                    679,670(2)                           0.5%
                                                                 ----------                             -----
                                                                 26,103,061                             20.2%


---------------

 *   Less than 0.1%


(1) Shares of Common Stock beneficially owned as of March 15, 1999. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2) Represents vested portion as of March 15, 1999, and portion of which will be vested within 60 days of March 15, 1999, of shares of Common Stock subject to options granted to the named individuals or the group pursuant to the Company's stock option and incentive plans.


(3) Includes 19,945,983 shares held of record by the B. W. Hughes Living Trust as to which Mr. Hughes has voting and investment power, 1,428 and 1,423 shares, held by custodians of IRAs for Mr. Hughes and Mrs. Kathleen Hughes as to which each has investment power and 5,389 shares held by Mrs. Hughes as to which she has investment power. Also includes 30,777 shares held of record by PSOI as to which Mr. Hughes has voting and dispositive power and 301,032 shares held of record by PSIC as to which Mr. Hughes and Tamara Hughes Gustavson share voting and dispositive power.

(4) Includes 1,249 and 734 shares, held by custodians of IRAs for Mr. Lenkin and Mrs. Lenkin as to which each has investment power, 468 shares held by Mrs. Lenkin, 1,079 and 150 shares, held by Mrs. Lenkin as custodian for two sons and 100 shares held by a custodian of an IRA for a son. Also includes 540,000 shares held of record by the Public Storage, Inc. Profit Sharing Plan and Trust (the "PSI Plan") as to which Mr. Lenkin, as a member of the PSI Plan's Advisory Committee, shares the power to direct voting and disposition and as to which Mr. Lenkin expressly disclaims beneficial ownership.

(5)   Includes 12,326 and 1,126 shares held by custodians of IRAs for Mr. Lotz.

(6) Includes 1,231 and 233 shares, held by custodians of IRAs for Mr. Hughes, Jr. and Mrs. Hughes, Jr. as to which each has investment power, 344 shares held by Mrs. Hughes, Jr., 6,556 and 2,960 shares, held by Mr. Hughes, Jr. as custodian for a daughter and a son, 23,792 and 17,890 shares held by Mrs. Hughes, Jr. as custodian for a daughter and a son and 1,348 shares held by Mr. Hughes, Jr. and Tamara Hughes Gustavson - Separate Property.

(7) Includes 6,000 shares held by a custodian of an IRA for Mr. Angeloff, 3,000 shares held by Mr. Angeloff as trustee of Angeloff's Children Trust and 70,500 shares held by Mr. Angeloff as trustee of Angeloff Family Trust.

(8) Shares held of record by Colony PSA, LLC, a limited liability company of which Mr. Barrack is a controlling member.

(9) Includes 341,140 shares held by Harkham Industries, Inc. (dba Jonathan Martin, Inc.), a corporation wholly owned by Mr. Harkham, 41,631 shares held by Mr. Harkham as trustee of Uri Harkham Trust, 1,440 shares held by a custodian of an IRA for Mr. Harkham as to which he has investment power, 3,768, 4,419, 4,343, 4,616 and 4,716 shares, held by Mr. Harkham as custodian for five of his children and 97 shares held by a custodian of an IRA for a son.

(10) Includes 5,986 shares held by Mr. and Mrs. Phelps as trustee of Phelps Family Trust and 296, 1,000 and 1,000 shares held by custodians of IRAs for Mr. Phelps.

(11) Includes 7,199 shares held by a custodian of an IRA for Mr. Goldberg and 4,260 shares held by David Goldberg Profit Sharing Plan. Excludes 540,000 shares held of record by the PSI Plan as to which Mr. Goldberg, as a member of the PSI Plan's Advisory Committee, shares the power to direct voting and disposition; such shares are included under Mr. Lenkin above (see footnote 4).

(12) Includes shares held of record or beneficially by members of the immediate family of executive officers of the Company and shares held by custodians of IRAs for the benefit of executive officers of the Company.

        The following tables set forth information as of March 15, 1999 concerning the remaining security ownership of each director of the Company, each nominee for director of the Company, the Company's Chief Executive Officer, the four most highly compensated persons who were executive officers of the Company on December 31, 1998 and all directors and executive officers of the Company as a group:



                                                              Shares of 9.20% Cumulative    Shares of Adjustable Rate
                                Shares of 10% Cumulative      Preferred                     Cumulative Preferred Stock,
                                Preferred Stock, Series A     Preferred Stock, Series B     Series C
                                Beneficially Owned (1)        Beneficially Owned (1)        Beneficially Owned (1)
                                -------------------------     --------------------------    ---------------------------
                                Number                        Number                        Number
                                of Shares         Percent     of Shares         Percent     of Shares         Percent
                                ---------         -------     ---------         -------     ---------         -------
B. Wayne Hughes                       -               -              -              -                -            -
Harvey Lenkin                     1,000 (1)           *          1,600 (1)          *                -            -
Marvin M. Lotz                        -               -              -              -                -            -
B. Wayne Hughes, Jr.                  -               -            400 (1)(3)       *                -            -
Robert J. Abernethy                   -               -            225 (1)          *                -            -
Dann V. Angeloff                      -               -              -              -                -            -
William C. Baker                      -               -              -              -                -            -
Thomas J. Barrack, Jr.                -               -              -              -                -            -
Uri P. Harkham                        -               -              -              -                -            -
Daniel C. Staton                      -               -              -              -                -            -
Carl B. Phelps                        -               -              -              -                -            -
David Goldberg                        -               -              -              -              600 (1)(4)     *
All Directors and Executive       5,060 (1)(2)        0.3%       6,225 (1)(2)(3)    0.3%           600 (1)(4)     *
  Officers as a Group
  (17 persons)



                                Shares of 9.50% Cumulative    Shares of 10% Cumulative      Shares of 9.75% Cumulative
                                Preferred Stock, Series D     Preferred Stock, Series E     Preferred Stock, Series F
                                Beneficially Owned(1)         Beneficially Owned (1)        Beneficially Owned (1)
                                --------------------------    -------------------------     --------------------------
                                Number                        Number                        Number
                                of Shares          Percent    of Shares         Percent     of Shares         Percent
                                ---------          -------    ---------         -------     ---------         -------
B. Wayne Hughes                       -               -              -              -                -            -
Harvey Lenkin                         -               -            893 (1)          *                -            -
Marvin M. Lotz                        -               -              -              -                -            -
B. Wayne Hughes, Jr.                  -               -              -              -                -            -
Robert J. Abernethy                   -               -              -              -                -            -
Dann V. Angeloff                      -               -              -              -                -            -
William C. Baker                      -               -              -              -                -            -
Thomas J. Barrack, Jr.                -               -              -              -                -            -
Uri P. Harkham                        -               -              -              -                -            -
Daniel C. Staton                      -               -              -              -                -            -
Carl B. Phelps                        -               -              -              -                -            -
David Goldberg                        -               -              -              -                -            -
All Directors and Executive       6,800 (1)(2)        0.6%      13,993 (1)(2)       0.6%         8,600 (1)(2)     0.4%
  Officers as a Group
  (17 persons)



                                Depositary Shares,            Depositary Shares,
                                Each Representing 1/1,000     Each Representing 1/1,000
                                of a Share of 8-7/8%          of a Share of 8.45%
                                Cumulative Preferred Stock,   Cumulative Preferred Stock,
                                Series G                      Series H                      Class B Common Stock
                                Beneficially Owned (1)        Beneficially Owned(1)         Beneficially Owned(1)
                                ---------------------------   ---------------------------   -------------------------
                                Number                        Number                        Number
                                of Shares         Percent     of Shares         Percent     of Shares         Percent
                                ---------         -------     ---------         -------     ---------         -------
B. Wayne Hughes                       -               -              -              -                -            -
Harvey Lenkin                         -               -              -              -                -            -
Marvin M. Lotz                        -               -              -              -                -            -
B. Wayne Hughes, Jr.                  -               -              -              -        3,204,758 (1)       45.8%
Robert J. Abernethy                   -               -              -              -                -            -
Dann V. Angeloff                      -               -              -              -                -            -
William C. Baker                      -               -              -              -                -            -
Thomas J. Barrack, Jr.                -               -              -              -                -            -
Uri P. Harkham                        -               -              -              -                -            -
Daniel C. Staton                      -               -              -              -                -            -
Carl B. Phelps                        -               -              -              -                -            -
David Goldberg                        -               -              -              -                -            -
All Directors and Executive       8,600 (1)(2)        0.1%       8,000 (1)(2)       0.1%     3,204,758 (1)       45.8%
Officers as a Group (17
persons)


-----------------

*    Less than 0.1%


(1) Shares of 10% Cumulative Preferred Stock, Series A, 9.20% Cumulative Preferred Stock, Series B, Adjustable Rate Cumulative Preferred Stock, Series C, 9.50% Cumulative Preferred Stock, Series D, 10% Cumulative Preferred Stock, Series E, 9.75% Cumulative Preferred Stock, Series F, Depositary Shares, each representing 1/1,000 of a Share of 8-7/8% Cumulative Preferred Stock, Series G, Depositary Shares, each representing 1/1,000 of Share of 8.45% Cumulative Preferred Stock, Series H, or Class B Common Stock, as applicable, beneficially owned as of March 15, 1999. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.


(2) Includes shares held of record or beneficially by members of the immediate family of executive officers of the Company and shares held by custodians of IRAs for the benefit of executive officers of the Company.

(3) Shares held by Mr. Hughes, Jr. and Tamara Hughes Gustavson - Separate Property.

(4) Includes 500 shares held by a custodian of an IRA for Mr. Goldberg and 100 shares held by David Goldberg Profit Sharing Plan.


        As of March 15, 1999, the directors and executive officers of the Company did not own any shares of the Company's Depositary Shares, each representing 1/1,000 of a Share of 8-5/8% Cumulative Preferred Stock, Series I, Depositary Shares, each representing 1/1,000 of a Share of 8% Cumulative Preferred Stock, Series J, Depositary Shares, each representing 1/1,000 of a Share of 8 1/4% Cumulative Preferred Stock, Series K, Depositary Shares, each representing 1/1,000 of a Share of 8 1/4% Cumulative Preferred Stock, Series L or Equity Stock, Series A.

                                  COMPENSATION

Compensation of Executive Officers
----------------------------------

        The following table sets forth certain information concerning the annual and long-term compensation paid to B. Wayne Hughes, the Company's Chief Executive Officer and the four most highly compensated persons who were executive officers of the Company on December 31, 1998 (the "Named Executive Officers") for 1998, 1997 and 1996.

                         Summary Compensation Table (1)
                         ------------------------------

                                                                                           Long-Term
                                                Annual Compensation                      Compensation
                             -------------------------------------------------------     ------------
                                                                                          Securities
Name and                                                              Other Annual        Underlying          All Other
Principal Position           Year       Salary          Bonus       Compensation (2)      Options (#)      Compensation (3)
------------------           ----       ------          -----       ----------------      -----------      ----------------

B. Wayne Hughes              1998      $ 60,300(4)           --           $27,500                --             $1,800
   Chairman of the Board
   and Chief Executive       1997        65,700(5)           --            28,600                --              1,900
   Officer
                             1996        78,500(6)           --            23,900                --              2,250


Harvey Lenkin                1998       246,700(7)     $150,500               (8)            22,000              4,700
   President
                             1997       246,300(9)      150,500               (8)                --              4,700

                             1996       248,050(10)     150,500               (8)            95,000              4,300


Marvin M. Lotz               1998       199,000         200,500               (8)            22,000              4,700
   Senior Vice President
                             1997       199,000         150,500               (8)                --              4,700

                             1996       199,000         150,500               (8)           135,000              4,300


Carl B. Phelps               1998       200,000         135,500                --            75,000              4,700
   Senior Vice
   President(11)


David Goldberg               1998       175,000         150,500               (8)            22,000              4,700
   Senior Vice President
   and General Counsel       1997       175,000         150,500               (8)                --              4,700

                             1996       175,000         150,500               (8)            95,000              4,300

----------------

(1) Includes compensation paid by the Company and certain affiliated entities (PSBP and the Merged Public Storage REITs).

(2)   Other Annual Compensation consists solely of use of a company car.

(3) All Other Compensation consists solely of employer contributions to the Public Storage Profit Sharing Plan and Trust.

(4) Includes $60,000 paid by the Company (see "Employment Agreement" below) and $300 paid by PSBP and the Merged Public Storage REITs.

(5) Includes $60,000 paid by the Company and $5,700 paid by PSBP and the Merged Public Storage REITs.

(6) Includes $60,000 paid by the Company and $18,500 paid by PSBP and the Merged Public Storage REITs.

(7) Includes $223,100 of salary and $21,700 of directors' fees and meeting fees (see "Compensation of Directors" below) paid by the Company and $1,900 of salary paid by PSBP and the Merged Public Storage REITs.

(8) Value is not included because it did not exceed 10% of the annual salary and bonus of the individual for the years indicated.

(9) Includes $191,900 of salary and $21,300 of directors' fees and meeting fees paid by the Company and $33,100 of salary paid by PSBP and the Merged Public Storage REITs.

(10) Includes $124,400 of salary and $23,050 of directors' fees and meeting fees paid by the Company and $100,600 of salary paid by PSBP and the Merged Public Storage REITs.

(11)  Mr. Phelps joined the Company on January 2, 1998.

        The following table sets forth certain information relating to options to purchase shares of Common Stock granted to the Named Executive Officers during 1998.

                        Option Grants in Last Fiscal Year
                        ---------------------------------

                                 Individual Grants
---------------------------------------------------------------------------------
                                                Percent                                  Potential Realizable
                               Number of       of Total                                    Value at Assumed
                                Securities     Options                                   Annual Rates of Share
                               Underlying     Granted to     Exercise                   Price Appreciation for
                                 Options     Employees in      Price   Expiration             Option Term
Name                           Granted (#)    Fiscal Year      ($/Sh)     Date             5%              10%
---------------------------------------------------------------------------------      -------------------------

B. Wayne Hughes                    --            --           --            --               --             --

Harvey Lenkin                    10,000          1.8%        $29.3125    05/27/08      $  184,669     $  466,069
                                 12,000          2.1%        $26.25      11/20/08         198,450        500,850

Marvin M. Lotz                   10,000          1.8%        $29.3125    05/27/08         184,669        466,069
                                 12,000          2.1%        $26.25      11/20/08         198,450        500,850

Carl B. Phelps                   75,000         13.3%        $28.875     01/02/08       1,364,344      3,443,344

David Goldberg                   10,000          1.8%        $29.3125    05/27/08         184,669        466,069
                                 12,000          2.1%        $26.25      11/20/08         198,450        500,850

        All  options   granted  in  1998  become   exercisable  in  three  equal
installments beginning on the first anniversary of the date of grant and have a term of ten years.

        The following table sets forth certain information concerning exercised and unexercised options held by the Named Executive Officers at December 31, 1998.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values
                 -----------------------------------------------

                                                                   Number of             Value of Unexercised
                            Shares                           Securities Underlying           In-the-Money
                           Acquired          Value            Unexercised Options             Options at
     Name               on Exercise(#)    Realized($)        at December 31, 1998         December 31, 1998(1)
     ----               --------------    -----------      --------------------------    --------------------------

                                                           Exercisable  Unexercisable    Exercisable  Unexercisable
                                                           -----------  -------------    -----------  -------------

B. Wayne Hughes                  --              --              --              --              --               --

Harvey Lenkin                15,000        $228,363          78,333          53,667      $  565,518       $  212,357

Marvin M. Lotz               30,000         447,500         112,500          67,000         848,594          308,188


Carl B. Phelps                   --              --              --          75,000              --               --


David Goldberg                6,666         128,321         119,167          53,667       1,135,061          212,357

--------------


(1) Based on closing price of $27.0625 per share of Common Stock on December 31, 1998, as reported by the New York Stock Exchange. On March 30, 1999, the closing price per share of Common Stock as reported by the New York Stock Exchange was $25.25.


Compensation of Directors
-------------------------

        Each of the Company's directors, other than B. Wayne Hughes, receives director's fees of $19,000 per year plus $450 for each meeting attended. In addition, each of the members of the Audit Committee (other than the chairman, who receives $900 per meeting) receives $450 for each meeting of the Audit Committee attended. The policy of the Company is to reimburse directors for reasonable expenses. Directors who are not officers or employees of the Company ("Outside Directors") also receive grants of options under the Company's 1996 Stock Option and Incentive Plan (and B. Wayne Hughes, Harvey Lenkin, Marvin M. Lotz and B. Wayne Hughes, Jr. are eligible to receive grants of options and/or restricted stock thereunder) as described below. Under the 1996 Stock Option and Incentive Plan, each new Outside Director is, upon the date of his or her initial election to serve as an Outside Director, automatically granted non-qualified options to purchase 15,000 shares of Common Stock. In addition, after each annual meeting of shareholders, each Outside Director then duly elected and serving is automatically granted, as of the date of such annual meeting, non-qualified options to purchase 2,500 shares of Common Stock, so long as such person has attended, in person or by telephone, at least 75% of the meetings held by the Board of Directors during the immediately preceding calendar year.

Employment Agreement
--------------------

        B. Wayne Hughes, the Chairman of the Board and Chief Executive Officer of the Company, entered into an employment agreement with the Company in November 1995 in connection with the merger of Public Storage Management, Inc. into the Company. This agreement is for a term of five years (ending in November
2000) and provides for annual compensation of $60,000.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company does not have a compensation committee. The Company's stock option and incentive plans, under which executive officers are eligible to receive options and/or restricted stock, are administered by the Audit Committee. The members of the Audit Committee are Robert J. Abernethy and William C. Baker.

        Messrs. Hughes, Lenkin and Hughes, Jr., who are officers of the Company, are members of the Board of Directors. Mr. Hughes was a director and the chief executive officer of PSBP until March 16, 1998 and Mr. Hughes was a director and the chief executive officer of Public Storage Properties XX, Inc. ("Properties

20"), one of the Merged Public Storage REITs, until May 8, 1998. Mr. Lenkin has been a director of PSBP since March 16, 1998 and was president of PSBP until March 16, 1998 and president of Properties 20 until May 8, 1998. PSBP does not have (nor did Properties 20 have) a compensation committee.

Certain Relationships and Related Transactions
----------------------------------------------

        Mergers with Related Companies. On May 8, 1998, Properties 20, one of the Merged Public Storage REITs, was merged with and into the Company. In the merger, B. Wayne Hughes and members of his family received an aggregate of 25,028 shares of the Company's Common Stock in exchange for their shares of Properties 20's common stock. The merger was approved by the shareholders and the disinterested directors of Properties 20 and the disinterested directors of the Company.

        On March 17, 1998, American Office Park Properties, Inc. ("AOPP"), a subsidiary of the Company, merged into Public Storage Properties XI, Inc., which was renamed PS Business Parks, Inc. ("PSBP"), pursuant to an Amended and Restated Agreement and Plan of Reorganization dated as of December 17, 1997 among Public Storage Properties XI, Inc., AOPP and the Company. Concurrently with the merger, PSBP exchanged 13 predominantly mini-warehouse properties for 11 commercial properties owned by the Company. In the merger, B. Wayne Hughes received 113,931 shares of PSBP's common stock (formerly common stock series A) in exchange for his shares of PSBP's common stock series B and C, and the other executive officers of the Company received an aggregate of 18,030 shares of PSBP's common stock in exchange for their shares of AOPP's common stock. In addition, options to purchase shares of AOPP common stock held by executive officers of the Company were assumed by PSBP in the merger and converted into options to purchase an aggregate of 37,557 shares of PSBP's common stock. PSBP's common stock (formerly common stock series A) is traded on the American Stock Exchange. The merger was approved by the shareholders and the disinterested directors of PSBP and the disinterested directors of the Company.

        Purchase of Partnership Interests from Affiliates. In March 1998, a wholly-owned subsidiary of the Company acquired by merger the capital stock of HFAC One, Inc. ("HFAC One") and HFAC Three, Inc. ("HFAC Three"), California corporations which were owned by B. Wayne Hughes, trustee of B.W. Hughes Living Trust. HFAC One and HFAC Three owned collectively equity interests in a total of 21 partnerships. The aggregate price for the capital stock of HFAC One and HFAC Three was 853,700 shares of the Company's Common Stock. The transaction was approved by the Company's disinterested directors.

        The Company and B. Wayne Hughes are the general partners of Public Storage Properties IV, Ltd., a California limited partnership ("Properties 4") and Public Storage Properties V, Ltd., a California limited partnership ("Properties 5"). In September 1998, PS Orangeco, Inc. (a California corporation in which the Company owns a 95% economic interest and B. Wayne Hughes and members of his family own a 5% economic interest) acquired from B. Wayne Hughes 5,577 limited partnership units ("Units") in Properties 4 and 6,132 Units in Properties 5 for an aggregate purchase price of $5,867,238 in cash, representing
B. Wayne Hughes' cost for such Units, including interest. The transaction was approved by the Company's disinterested directors.


        Sale of Partnership Interest to Affiliate. In March 1999, the Company sold to B. Wayne Hughes 1/10 of the Company's 1% general partner equity interest in PS Partners II, Ltd. ("Partners 2"), a California limited partnership whose general partners are the Company and B. Wayne Hughes, for a purchase price of $90,117 in cash. The transaction was approved by the Company's disinterested directors and the purchase price was based on an independent appraisal of Partners 2's properties.


        Loans to Affiliates. In June 1998, the Company made an $11,000,000 unsecured loan bearing interest at 7.3% per annum, to Public Storage Properties, Ltd. ("Properties 3"), a California limited partnership whose general partners are the Company and B. Wayne Hughes. The original term of the loan was one year, with four one-year options at the same interest rate. The proceeds of the loan were used to make a partial prepayment on Properties 3's then outstanding mortgage debt. The transaction was approved by the Company's disinterested directors. The loan was repaid in full in October 1998 from the proceeds of a new loan from a commercial lender obtained by Properties 3.

        In July 1998, the Company made a $22,000,000 unsecured loan bearing interest at 7.2% per annum, to Properties 4. The original term of the loan was one year, with four one-year options at the same interest rate. The proceeds of the loan were used to prepay Properties 4's then outstanding mortgage debt. The transaction was approved by the Company's disinterested directors. The loan was repaid in full in September 1998 from the proceeds of a new loan from a commercial lender obtained by Properties 4.

        Purchase of Property from Affiliate. In April 1998, the Company acquired one mini-warehouse facility from a private limited partnership ("Affiliated Partnership") whose general partners were B. Wayne Hughes and an affiliate of Mr. Hughes for a purchase price of $6,380,000 consisting of cancellation of a mortgage note of approximately $2.5 million and the balance of approximately $3.9 million in cash. In connection with the acquisition, the general partners of the Affiliated Partnership received approximately $11,000 in respect of their general partner interest in accordance with the existing partnership agreement. The transaction was approved by the Company's disinterested directors and the purchase price of the property was based on an independent appraisal of the property.

            REPORT OF THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE
                            ON EXECUTIVE COMPENSATION

        Subject to certain considerations applicable to the Chief Executive Officer as discussed below, the Company pays its executive officers compensation deemed appropriate in view of the nature of the Company's business, the performance of individual executive officers, and the Company's objective of providing incentives to its executive officers to achieve a level of individual and Company performance that will maximize the value of shareholders' investment in the Company. To those ends, the Company's compensation program consists of payment of a base salary and, potentially, bonus compensation, and making incentive awards of options to purchase Common Stock. Currently, grants of options to executive officers are made under the 1996 Stock Option and Incentive Plan (the "1996 Plan").

        Cash Compensation. Base salary levels are based generally (other than in the case of the Chief Executive Officer) on market compensation rates and each individual's role in the Company. The Company determines market compensation rates by reviewing public disclosures of compensation paid to executive officers by other REITs of comparable size and market capitalization. Some of the REITs whose executive compensation the Company considered in establishing the compensation it pays to executive officers are included in the NAREIT Equity Index referred to below under the caption "Stock Price Performance Graph." Generally, the Company seeks to compensate its executives at levels consistent with the middle of the range of amounts paid by REITs deemed comparable by the Company. Individual salaries may vary based on the experience and contribution to overall corporate performance by a particular executive officer.

        The Chief Executive Officer's base compensation is established in his employment agreement at $60,000 per year. The compensation paid to the Chief Executive Officer is less than that paid to the chief executive officers of other publicly traded REITs and reflects the judgment of the Board of Directors and the Chief Executive Officer that the Chief Executive Officer's performance is rewarded primarily through his significant equity stake in the Company.

        The Company bases its payment of annual bonuses on corporate, business unit and individual performance. In establishing individual bonuses, the Company takes into account the Company's overall profitability, the Company's internal revenue growth, the Company's revenue growth due to acquisitions, and the executive officer's contribution to the Company's growth and profitability.

        Equity-Based Compensation. The Company believes that its executive officers should have an incentive to improve the Company's performance by having an ongoing stake in the success of the Company's business. The Company seeks to create this incentive by granting to appropriate executive officers stock options that have an exercise price of not less than 100% of the fair market value of the underlying stock on the date of grant, so that the executive officer may not profit from the option unless the price of the Common Stock increases. Options granted by the Company also are designed to help the Company retain executive officers in that options are not exercisable at the time of grant, and achieve their maximum value only if the executive remains in the Company's employ for a period of years. The Company did not grant any options to the Chief Executive Officer during 1998. Options were granted to the other named executive officers as reflected above in the table captioned "Option Grants in Last Fiscal Year." The number of options granted to individual executive officers is based on a number of factors, including seniority, individual performance, and the number of options previously granted to such executive officer.

        The 1996 Plan also authorizes the Company to compensate its executive officers and other employees with grants of restricted stock. Restricted stock would increase in value as the value of the Common Stock increased, and would vest over time provided that the executive officer remained in the employ of the Company. Accordingly, awards of restricted stock would serve the Company's objectives of retaining its executive officers and other employees and motivating them to advance the interests of the Company and its shareholders. The Company did not grant any shares of restricted stock during 1998.

        BOARD OF DIRECTORS             AUDIT COMMITTEE

        B. Wayne Hughes                Robert J. Abernethy (Chairman)
        Harvey Lenkin                  William C. Baker
        B. Wayne Hughes, Jr.
        Robert J. Abernethy
        Dann V. Angeloff
        William C. Baker
        Thomas J. Barrack, Jr.
        Uri P. Harkham
        Daniel C. Staton

                          STOCK PRICE PERFORMANCE GRAPH

        The graph set forth below compares the yearly change in the Company's cumulative total shareholder return on its Common Stock for the five-year period ended December 31, 1998 to the cumulative total return of the Standard and Poor's 500 Stock Index ("S&P 500 Index") and the National Association of Real Estate Investment Trusts Equity Index ("NAREIT Equity Index") for the same period (total shareholder return equals price appreciation plus dividends). The stock price performance graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1993 and that all dividends were reinvested. The stock price performance shown in the graph is not necessarily indicative of future price performance.

                      Comparison of Cumulative Total Return
           Public Storage, Inc., S&P 500 Index and NAREIT Equity Index
                      December 31, 1993 - December 31, 1998

                        [PERFORMANCE GRAPH APPEARS HERE]


MEASUREMENT PERIOD                          PUBLIC                                             NAREIT
(FISCAL YEAR COVERED)                       STORAGE, INC.                  S&P 500             EQUITY
---------------------                       -------------                  -------             -------

Measurement Pt. 12/31/93                      $100.00                      $100.00             $100.00

FYE 12/31/94                                   106.80                       101.32              103.17

FYE 12/31/95                                   148.33                       139.40              118.92

FYE 12/31/96                                   251.41                       171.40              160.86

FYE 12/31/97                                   245.46                       228.59              193.45

FYE 12/31/98                                   233.30                       293.91              159.59


                              INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the accounts of the Company for the fiscal year ending December 31, 1999.

        It is anticipated that representatives of Ernst & Young LLP, which has acted as the independent auditors for the Company since the Company's organization, will be in attendance at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so and to respond to any appropriate inquiries of the shareholders or their representatives.

                                  ANNUAL REPORT

        The Company has filed, for its fiscal year ended December 31, 1998, an Annual Report on Form 10-K with the Securities and Exchange Commission, together with applicable financial statements and schedules thereto. The Company will furnish, without charge, upon written request of any shareholder as of March 15, 1999, who represents in such request that he or she was the record or beneficial owner of the Company's shares on that date, a copy of the Annual Report together with the financial statements and any schedules thereto. Upon written request and payment of a copying charge of 15 cents per page, the Company will also furnish to any shareholder a copy of the exhibits to the Annual Report. Requests should be addressed to: Sarah Hass, Secretary, Public Storage, Inc., 701 Western Avenue, Glendale, California 91201-2397.

                            EXPENSES OF SOLICITATION

        The Company will pay the cost of soliciting Proxies. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and its affiliates may solicit the return of Proxies by telephone, telegram, personal interview or otherwise. The Company may also reimburse brokerage firms and other persons representing the beneficial owners of the Company's stock for their reasonable expenses in forwarding proxy solicitation materials to such beneficial owners. Shareholder Communications Corporation, New York, New York may be retained to assist the Company in the solicitation of Proxies, for which Shareholder Communications Corporation would receive normal and customary fees and expenses from the Company.

               DEADLINES FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR
                      CONSIDERATION AT 2000 ANNUAL MEETING


        Any proposal that a shareholder wishes to submit for inclusion in the Company's Proxy Statement for the 2000 Annual Meeting of Shareholders ("2000 Proxy Statement") pursuant to Securities and Exchange Commission Rule 14a-8 must be received by the Company no later than December 15, 1999. In addition, notice of any proposal that a shareholder wishes to propose for consideration at the 2000 Annual Meeting of Shareholders, but does not seek to include in the Company's 2000 Proxy Statement pursuant to Rule 14a-8, must be delivered to the Company no later than February 28, 2000 if the proposing shareholder wishes for the Company to describe the nature of the proposal in its 2000 Proxy Statement as a condition to exercising its discretionary authority to vote proxies on the proposal. Any shareholder proposals or notices submitted to the Company in connection with the 2000 Annual Meeting of Shareholders should be addressed to:
Sarah Hass, Secretary, Public Storage, Inc., 701 Western Avenue, Glendale, California 91201-2397.


                                  OTHER MATTERS

        The management of the Company does not intend to bring any other matter before the meeting and knows of no other matters that are likely to come before the meeting. If any other matters properly come before the meeting, the persons named in the accompanying Proxy will vote the shares represented by the Proxy in accordance with their best judgment on such matters.

        You are urged to vote the accompanying Proxy and sign, date and return it in the enclosed stamped envelope at your earliest convenience, whether or not you currently plan to attend the meeting in person.


                                       By Order of the Board of Directors


                                             SARAH HASS, Secretary



Glendale, California
March 30, 1999

                                                                    (0513-PS-99)

                                                                       Exhibit A

                          Proposed Amendment to Bylaws

        Set forth below is the proposed amendment to Article IV, Section 3 of the Company's Bylaws. Article IV, Section 3 would read in its entirety as follows:

              "Section 3. Number and Qualification of Directors. The number of directors of the corporation shall be not less than eight (8) nor more than fifteen (15). The exact number of directors shall be ten (10) until changed, within the limits specified above, by a bylaw amending this Section 3, duly adopted by the board of directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; subject, however, to such additional voting requirement or limitation as is imposed under applicable law in the case of an amendment reducing the number of directors to a number less than five (5)."

                              PUBLIC STORAGE, INC.

                               701 Western Avenue
                         Glendale, California 91201-2397

           This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints B. Wayne Hughes and Harvey Lenkin, or either of them, with power of substitution, as Proxies, to appear and vote, as designated below, all the shares of Common Stock of Public Storage, Inc. held of record by the undersigned on March 15, 1999, at the Annual Meeting of Shareholders to be held on May 6, 1999, and any adjournments thereof.

        In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED IN FAVOR OF
ITEM 1 AND FOR THE ELECTION OF ALL NOMINEES LISTED IN ITEM 2. THE APPROVAL OF THE BYLAW AMENDMENT SET FORTH IN ITEM 1 IS A CONDITION TO THE ELECTION OF THE NOMINEES LISTED IN ITEM 2.

        CONTINUED AND TO BE SIGNED ON REVERSE SIDE                 SEE REVERSE
                                                                       SIDE
                                                                   -----------

 X Please mark votes as in this example.
---

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE TO BOSTON EQUISERVE, SHAREHOLDER SERVICES DIVISION, P.O. BOX 9381, BOSTON, MA 02205-9381.

1. Approval of Amendment to the Bylaws in the form of Exhibit A to the accompanying Proxy Statement to change the authorized number of directors from a range of five to nine to a range of eight to fifteen, with the exact number of directors to be initially fixed at ten.

              ___  FOR            ____  AGAINST              ____  ABSTAIN

2.      Election of Directors

        Nominees: B. Wayne Hughes, Harvey Lenkin, Marvin M. Lotz, B. Wayne Hughes, Jr., Robert J. Abernethy, Dann V. Angeloff, William C. Baker, Thomas J. Barrack, Jr., Uri P. Harkham and Daniel C. Staton.

               FOR                         WITHHELD
               ALL                         FROM ALL
        ___    NOMINEES              ___   NOMINEES

        ___    ______________________________________
               For all nominees except as noted above

3. Other matters: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                MARK HERE FOR ADDRESS CHANGE AND
                                                NOTE AT LEFT  _____


The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 30, 1999.


Please sign exactly as your name appears. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.


Signature:_______________Date:__________Signature:_______________Date:__________